Exhibit 23.1

CliftonLarsonAllen LLP CLAconnect.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Alerus Financial Corporation 2009 Stock Plan and 2019 Equity Incentive Plan, of our report dated June 6, 2019 on the consolidated financial statements of Alerus Financial Corporation and Subsidiaries for the year ended December 31, 2018 included in the Registration Statement on Form S-1.

CliftonLarsonAllen LLP

Minneapolis, Minnesota
September 18, 2019